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                                                                    EXHIBIT 10.2

                            MEMORANDUM OF AGREEMENT

     This Memorandum of Agreement is being entered into as of this 12th day of August, 1998 between Telemundo Network Group LLC ("Telemundo") and Telemundo
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Group, Inc. ("Station Group").
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     Whereas, Telemundo and various subsidiaries of Station Group are concurrently entering into a number of Station Affiliation Agreements pursuant to which, on the terms and subject to the conditions therein set forth, Telemundo has agreed to provide to Station Group's free television stations in the United States, and Station Group has agreed to carry on its free television stations in the United States, the daily programming which Telemundo makes available over its United States national network ("Network").
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     Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Telemundo and Station Group agree as follows:

          1.   Cable Payments:  If, as and when Telemundo hereafter pays to
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TeleCommunications, Inc. ("TCI") carriage fees for delivering new Hispanic
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surname households as subscribers to the Network on TCI cable systems ("TCI
                                                                        ---
Hispanic Subscribers"), Station Group shall reimburse Telemundo for (a) one-half
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of the fees actually paid by Telemundo (up to $2.50 per TCI Hispanic Subscriber)
for the first 400,000 TCI Hispanic Subscribers (on a one-time only basis) and
(b) the Specified Percentage of such fees for TCI Hispanic Subscribers  in excess of the first 400,000. In addition, Station Group shall reimburse Telemundo for the Specified Percentage of carriage fees hereafter paid by Telemundo to other non-TCI cable systems for new subscribers to the Network on such other cable and/or direct broadcast satellite system. Notwithstanding the foregoing, Station Group's maximum aggregate payment obligation under clause (b) of the initial sentence of this Paragraph 1 and under the second sentence of this Paragraph 1 shall be $1,000,000. "Specified Percentage" shall be determined
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at the time such payment is due and shall be computed as (i) sixty-one percent
(61%) multiplied by: (ii) .8, if the "Aggregate Net Advertising Receipts" (as that term is defined in the Station Affiliation Agreements being concurrently entered into by the parties hereto) for the trailing twelve (12) months (the "ANAR") is less than one hundred and thirty million dollars ($130,000,000); .55,
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if the ANAR is equal to or greater than one hundred and thirty million dollars
($130,000,000) but is less than two hundred thirty million dollars ($230,000,000); and .45, if the ANAR is equal to or greater than two hundred thirty million dollars ($230,000,000).
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          2.   No Amendment:  The provisions of Paragraph 1 shall constitute an
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independent obligation of Station Group and do not, and shall not be deemed to, constitute an amendment to the Station Affiliation Agreements.

          3    Warranties: Each of the parties hereto represents and warrants to
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the other that it has the authority to enter into this Memorandum of Agreement and that there are no restrictions, agreements or limitations on its ability to perform all of its obligations hereunder. Each of the parties hereto hereby further represents and warrants to the other that this Memorandum of Agreement constitutes the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as limited by bankruptcy, insolvency or other similar rights of general application relating to or affecting the enforcement of creditors' rights generally and subject to general principles of equity.

          4.   Applicable Law:  The obligations of the parties hereto under this
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Agreement are subject to all applicable federal, state, and local laws, rules and regulations (including, but not limited to, the Communications Act of 1934, as amended, and the rules and regulations of the FCC) and this Memorandum of Agreement and all matters or issues collateral thereto shall be governed by the law of the State of New York applicable to contracts negotiated, executed and performed entirely therein.

          5.   Miscellaneous:   This Memorandum of Agreement may be executed in
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two or more counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement. This Memorandum of Agreement may not be amended, modified, changed, renewed, extended or discharged except by an instrument in writing signed by Telemundo and Station Group.

     In Witness Whereof, the parties hereto have duly executed this Memorandum of Agreement as of the day and year first above written.


Telemundo Network
Group LLC                             Telemundo Group, Inc.
("Telemundo")                               ("Station Group")


By: /s/ Leah Weil                     By: /s/ Peter Housman
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Title: Senior Vice President,         Title: Chief Financial Officer & Treasurer
       SPE Mundo Investment Inc.
       Managing Member

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